UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 28, 2010
Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (757) 217-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
As described in the Current Report on Form 8-K of Hampton Roads Bankshares, Inc. (the “Company”), filed on August 17, 2010 with the Securities and Exchange Commission (the “SEC”), the Company entered into definitive investment agreements (the “Investment Agreements”) with a group of investors led by Anchorage Capital Group, L.L.C., formerly known as Anchorage Advisors, L.L.C., CapGen Financial Group and The Carlyle Group to purchase $255 million of newly-issued common shares from the Company through private placement transactions (the “Private Placement”). The first closing of the Private Placement in the amount of $235 million occurred on September 30, 2010.
On December 28, 2010, pursuant to the second closing of the Private Placement (the “Second Closing”), the Company issued the remaining $20 million worth of common shares to institutional investors and their affiliates participating in the Private Placement (collectively, the “Investors”), at a price of $0.40 per share. In addition, on that date, Investors honored certain backstop commitments under the Investment Agreements to purchase the remaining unsold shares of common stock offered in the Company’s rights offering, at a price of $0.40 per share (the “Backstop”). Below is a table indicating the respective number of common shares issued to each of the Investors pursuant to the Second Closing and the Backstop.

	Number of Shares	Number of Shares
	Issued	Issued
	Pursuant to the	Pursuant to the
Registered Name	Second Closing	Backstop

Carlyle Financial Services Harbor, L.P.	17,500,000	14,310,350

ACMO-HR, L.L.C.	13,750,000	13,080,015

CapGen Capital Group VI, LP	0	36,819,012

M.H. Davidson & Co.	214,388	113,972

Davidson Kempner Partners	1,492,556	793,464

Davidson Kempner Institutional Partners, L.P.	3,019,350	1,605,129

Davidson Kempner International, Ltd.	3,479,100	1,849,539

Davidson Kempner Distressed Opportunities International, Ltd.	796,050	423,192

Davidson Kempner Distressed Opportunities Funds LP	373,556	198,587

Fir Tree Value Master Fund, L.P.	6,205,712	3,299,045

Fir Tree REOF II Master Fund, LLC	3,169,288	1,684,838

C12 Protium Value Opportunities Ltd.	0	1,470,588

TOTAL NUMBER OF SHARES	50,000,000	75,647,731

The shares listed above were offered and sold in compliance with the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.
In addition, as a result of the common stock issuances in the Second Closing and Backstop and related transactions, on December 28, 2010, the amount of shares of common stock for which certain outstanding company warrants are exercisable automatically increased pursuant the terms of such warrants. The underlying share amounts increased by the following amounts: by 499,958 shares, under a warrant issued to Carlyle Financial Services Harbor, L.P.; by 1,499,874 shares, under warrants issued to ACMO-HR, L.L.C.; and by 749,937 shares under warrants issued to CapGen Capital Group VI LP. Descriptions of the warrants can be found in the Company’s Current Report on Form 8-K, filed August 17, 2010, and in the Company’s Definitive Proxy Statement filed on August 30, 2010 under the heading “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share Under The Investment Agreements, which Includes Shares for an Expected Aggregate Private Placement of $255 Million, a Rights Offering of up to $40 Million, and Warrants — Reason for Seeking Shareholder Approval — Certain Terms and Conditions of the Private Placement — Fees and Warrants.”
Item 7.01. Regulation FD Disclosure.
On December 29, 2010, the Company issued a press release related to the events described above, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
Ex. 99.1 Press Release, dated December 29, 2010.
Caution about Forward-Looking Statements
Certain information contained in the attached discussion may include “forward-looking statements.” These forward-looking statements relate to the expected capitalization of the Company and its subsidiaries at December 31, 2010. There can be no assurances that the Company, Bank of Hampton Roads and Shore Bank will remain “well-capitalized” at year end, or that other actual results, performance or achievements of the Company and its subsidiaries will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, June 30, 2010, and September 30, 2010, and other filings made with the Securities and Exchange Commission. The attached press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date: December 29, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index
Ex. 99.1	Press Release, dated December 29, 2010.